SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 20, 2015

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

 (Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Broadway, Suite 505 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(212) 508-4778

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On October 20, 2015, the registrant paid $125,000 in cash and authorized the issuance to Nikolaos Spanos of 1,377,398 of its common shares and 1,993,911 warrants to purchase its common shares at the exercise price of $.10 per common share with an exercise period of three years.  The common shares and warrants are being issued for the purchase of 1,000,000 common shares of Blockchain Technologies Corporation (“BTC”).  Said common shares represent ten (10) percent of the outstanding equity in BTC.  The securities are being issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 8.01 – Other Events

On May 20, 2015, the registrant incorporated a new wholly owned entity in the State of Delaware called “GAHI Acquisition Corp.”  This entity was incorporated to be the merger subsidiary for the acquisition of BTC.

On May 20, 2015, the registrant entered into an agreement and plan of merger with BTC.  Under this agreement, BTC will merge with GAHI Acquisition Corp., and GAHI Acquisition Corp. will be the surviving corporation.  As consideration for the merger, the registrant will reserve a number of shares equal to 1/3 the total issued and outstanding of the Company to be issued to BTC shareholders.

On October 20, 2015, the parties agreed to extend the closing date of the merger to December 15, 2015.

Item 9.01 - Exhibits

Exhibit 10.1 – Common Stock Purchase Agreement dated September 30, 2015 by and between Nikolaos Spanos and the registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  October 21, 2015

2